Exhibit 10-6-9

AWARD AGREEMENT

STOCK UNITS

The Executive Compensation Committee of the Gannett Board of Directors has approved an award of Restricted Stock Units (referred to herein as “Stock Units”) to you under the 2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010), as set forth below.

This Award Agreement and the enclosed Terms and Conditions effective as of ________, ____, constitute the formal agreement governing this award.

Please sign both copies of this Award Agreement to evidence your agreement with the terms hereof. Keep one copy and return the other to the undersigned.

Please keep the enclosed Terms and Conditions for future reference.

____________________________________________________________________________________________________

Director:
Grant Date:    __/__/__

Stock Unit Commencement Date:    __/__/__

Stock Unit Vesting Schedule:	25% of the Stock Units shall vest on August 1, 20__ [year of Grant Date]
25% of the Stock Units shall vest on November 1, 20__ [year of Grant Date]
25% of the Stock Units shall vest on February 1, 20__ [year following Grant Date]
25% of the Stock Units shall vest on earlier of May 1, 20__ [year following Grant Date] or the date of the 20__ Annual Meeting [year following Grant Date]

Number of Stock Units:
______________________________________________________________________________________________________
Gannett Co., Inc.

By:
Director's Signature		Kevin E. Lord
Senior Vice President/Human Resources

STOCK UNITS
TERMS AND CONDITIONS
Under the
Gannett Co., Inc.
2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010)

These Terms and Conditions, dated ______, ____, govern the grant of Restricted Stock Units (referred to herein as “Stock Units”) to the director (the “Director”) designated in the Award Agreement dated coincident with these Terms and Conditions. The Stock Units are granted under, and are subject to, the Gannett Co., Inc. (the “Company”) 2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010) (the "Plan"). Terms used herein that are defined in the Plan shall have the meaning ascribed to them in the Plan. If there is any inconsistency between these Terms and Conditions and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.
1.    Grant of Stock Units. Pursuant to the provisions of (i) the Plan, (ii) the individual Award Agreement governing the grant, and (iii) these Terms and Conditions, the Company has granted to the Director the number of Stock Units set forth on the applicable Award Agreement. Each Stock Unit shall entitle the Director to receive from the Company one share of the Company's common stock ("Common Stock") upon the Director’s separation from service.
2.    Vesting Schedule. Except as otherwise provided in Sections 6, 13 and 14 below, the Stock Units shall vest in accordance with the Vesting Schedule specified in the Award Agreement; provided that the Director continues as a director of the Company until the dates specified in the Vesting Schedule.
3.    Dividend Units. Dividend units shall be credited to the Director with regard to the Stock Units. Dividend units shall be calculated based on the dividends paid on shares of Common Stock. Dividend units shall be deemed to be reinvested in shares of Common Stock as of the date dividends are paid on Common Stock, shall be paid to the Director at the same time and in the same form as Stock Units are paid to the Director and are subject to the same terms and conditions as the Stock Units, including, without limitation, the same vesting requirements. The Spin-Off described in Section 14 shall not be treated as an event that triggers the crediting of a dividend unit.

4.    Delivery of Shares. The Company shall deliver to the Director a certificate or certificates, or at the election of the Company make an appropriate book-entry, for the number of shares of Common Stock equal to the number of vested Stock Units as soon as administratively practicable after the Director separates from service, but no later than 30 days from that date. A Director shall have no further rights with regard to the Stock Units once the underlying shares of Common Stock have been delivered.
5.    Cancellation of Stock Units. Except as provided in Sections 6, 13 and 14 below, all unvested Stock Units granted to the Director shall automatically be cancelled upon the Director’s separation from service, and in such event the Director shall not be entitled to receive any shares of Common Stock in respect thereof.
6.    Death, Disability or Retirement. In the event that the Director separates from service on or prior to the Stock Unit Vesting Date due to death, Disability or the age of service limitations set forth in the Company’s Bylaws, the Director (or in the case of the Director's death, the Director's estate or designated beneficiary) shall be entitled to receive at the time of the Director’s death or separation from service the total number of shares of Common Stock in respect of such Stock Units which the Director would have been entitled to receive had the Director continued employment until the Stock Unit Vesting Date. For purposes of this Award Agreement, Disability shall mean the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
7.    Non-Assignability. Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.
8.    Rights as a Shareholder. The Director shall have no rights as a shareholder by reason of the Stock Units.
9.    Discretionary Plan; Employment. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (a) each grant of Stock Units is a one-

time benefit which does not create any contractual or other right to receive future grants of Stock Units, or benefits in lieu of Stock Units; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Stock Units shall be granted, the number of Stock Units, and the Vesting Schedule, will be at the sole discretion of the Company; (c) the Director’s participation in the Plan is voluntary; and (d) the future value of the Stock Units is unknown and cannot be predicted with certainty.
10.    Effect of Plan and these Terms and Conditions. The Plan is hereby incorporated by reference into these Terms and Conditions, and these Terms and Conditions are subject in all respects to the provisions of the Plan, including without limitation the authority of the Executive Compensation Committee of the Company (the "Committee") in its sole discretion to adjust awards and to make interpretations and other determinations with respect to all matters relating to the applicable Award Agreements, these Terms and Conditions, the Plan and awards made pursuant thereto. These Terms and Conditions shall apply to the grant of Stock Units made to the Director on the date hereof and shall not apply to any future grants of Stock Units made to the Director.
11.    Notices. Notices hereunder shall be in writing and if to the Company shall be addressed to the Secretary of the Company at 7950 Jones Branch Drive, McLean, Virginia 22107, and if to the Director shall be addressed to the Director at his or her address as it appears on the Company's records.
12.    Successors and Assigns. The applicable Award Agreement and these Terms and Conditions shall be binding upon and inure to the benefit of the successors and assigns of the Company and, to the extent provided in Section 6 hereof, to the estate or designated beneficiary of the Director.
13.    Change in Control Provisions.
Notwithstanding anything to the contrary in these Terms and Conditions, the following provisions shall apply to all Stock Units granted under the attached Award Agreement.

(a)    Definitions.
As used in Article 15 of the Plan and in these Terms and Conditions, a “Change in Control” shall mean the first to occur of the following:
(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates or (iv) any acquisition pursuant to a transaction that complies with Sections 13(a)(iii)(A), 13(a)(iii)(B) and 13(a)(iii)(C);
(ii)    individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)    consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(b)    Acceleration Provisions. In the event of the occurrence of a Change in Control, the vesting of the Stock Units shall be accelerated and, if such Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code, there shall be paid out to the Director within thirty (30) days following the effective date of the Change in Control, the full number of shares of Common Stock subject to the Stock Units. In the event of the occurrence of a Change in Control that is not a “change in control event” within the meaning of Section 409A of the Code, the vesting of the Stock Units shall be accelerated and the Stock Units shall be paid out at the Director’s separation from service.
(c) Legal Fees. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by Director in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceedings involving the provisions of this Section 13, whether or not initiated by the Director. The Company agrees to pay such amounts within 10 days following the Company’s receipt of an invoice from the Director, provided that the Director shall have submitted an invoice for such amounts at least 30 days before the end of the calendar year next following the calendar year in which such fees and disbursements were incurred.
14.    Spin-Off. The Company has announced its intention to create a new subsidiary for its newspaper and publishing businesses (“SpinCo”) and to distribute the stock of SpinCo to its existing shareholders (the “Spin-Off”). With respect to Stock Units that are vested on the date of the Spin-Off (“Vested Stock Units”), each Vested Stock Unit will represent the right to receive one share of Common Stock of the Company and a number of shares of common stock of SpinCo equal to the number received for each share of Common Stock in the Spin-Off.
With respect to Stock Units that are unvested on the date of the Spin-Off (“Unvested Stock Units”), each Unvested Stock Unit granted under this Award Agreement shall be adjusted if the Director continues service as a director of the Company in conjunction with the Spin-Off, as follows:

•
The number of Unvested Stock Units under this Award Agreement will be adjusted by multiplying such number by the “RemainCo Stock Conversion Ratio”. The RemainCo Stock Conversion Ratio is equal to (i) divided by (ii) where: (i) is the value of one share of the Company’s Common Stock immediately before the Spin-Off; and (ii) is the value of one share of the Company’s Common Stock immediately after the Spin-Off. Such conversion shall be effected in a manner intended generally to prevent the dilution or enlargement of rights under this Award Agreement, provided that all determinations in connection therewith (including the methodology for determining the value of a share for the RemainCo Stock Conversion Ratio) shall be made by the Committee in its sole discretion.

•	Except as set forth above, the terms of the Award Agreement shall remain in effect.

In the event of the Spin-Off, if the Director becomes a director of SpinCo in conjunction with the Spin-Off:

•
As of the date of the Spin-Off, the Unvested Stock Units under this Award Agreement will be converted into an award agreement to receive stock units denominated in common shares of SpinCo. The number of stock units under the SpinCo award agreement will be calculated by multiplying the number of Unvested Stock Units under this Award Agreement by the “SpinCo Stock Conversion Ratio”. The SpinCo Stock Conversion Ratio is equal to (i) divided by (ii) where: (i) is the value of one share of the Company’s Common Stock immediately before the Spin-Off; and (ii) is the value of one share of SpinCo’s common stock immediately after the Spin-Off. Such conversion shall be effected in a manner intended generally to prevent the dilution or enlargement of rights under this Award Agreement, provided that all determinations in connection therewith (including the methodology for determining the value of a share for the SpinCo Stock Conversion Ratio) shall be made by the Committee in its sole discretion.

•
The Director’s termination as a director of the Company and commencement as a director of SpinCo in conjunction with the Spin-Off shall not be treated as an event that cancels the Director’s rights under Section 5 or a termination of employment under Section 6. For all Stock Units granted under this Award Agreement, a Change in Control under Section 13 shall refer to a Change in Control of SpinCo.

•
Except as set forth above and for appropriate conforming changes (e.g., references to the Company shall instead refer to SpinCo, references to Common Shares shall refer to common stock of SpinCo, references to the Committee shall refer to the committee appointed by SpinCo, a Change in Control under Section 13 shall refer to a Change in Control of SpinCo, etc.), the SpinCo award agreement shall have terms and conditions that are substantially the same as the terms and conditions set forth herein.

15.    Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Virginia and agree that such litigation shall be conducted in the courts of Fairfax County, Virginia or the federal courts of the United States for the Eastern District of Virginia.
16.    Compliance with Section 409A. This Award is intended to comply with the requirements of Section 409A, and shall be interpreted and administered in accordance with that intent (e.g., the definition of “separates from service” or “separation from service” (or similar term used herein) shall have the meaning ascribed to “separation from service” under Section 409A). If any provision of these Terms and Conditions would otherwise conflict with or frustrate this intent, the provision shall not apply. Solely to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if the Director is a “specified employee” (within the meaning of Code Section 409A and the regulations and guidance issued thereunder (“Section 409A”)) and if delivery of shares is being made in connection with the Director’s separation from service other than by reason of the Director’s death, delivery of the shares shall be delayed until six months and one day after the Director’s separation from service with the Company (or, if earlier than the end of the six-month period, the date of the Director’s death).